UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

NMT Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) and (d) Effective May 18, 2010, the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, voted to elect Paul H. Kramer, M.D. as a new director of the Company, pending his acceptance of the Company’s offer to join the Board and the delivery of certain information, to serve until his successor is elected and qualified. With his election, the Company is increasing the number of seats on its Board to eight.

Dr. Kramer currently serves as the Chairperson of the Department of Cardiology and Medical Director of the Cardiac Catheterization Laboratory at the Liberty Regional Heart and Vascular Center, Liberty Hospital, Liberty, Missouri.   Dr. Kramer trained in Cardiovascular Medicine at the University of California, San Francisco. He received a B.A. in Biological Sciences from the University of Chicago and an M.D. from the University of North Carolina.  Dr. Kramer has spent most of his career working in Interventional Cardiology as a practitioner, researcher, and educator.  He has been involved in the diagnosis and treatment of structural heart disease for more than 20 years, including percutaneous closure of patent foramen ovale and atrial septal defects and has been involved with the NMT family of treatment devices since inception.

The Board of Directors has determined that Dr. Kramer is an independent director under the rules of the NASDAQ Stock Market that are applicable to the Company. There is no arrangement or understanding between Dr. Kramer and any person pursuant to which he was selected as a Director. Dr. Kramer is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company.

In connection with Dr. Kramer’s election as a director, he will receive an option grant to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2007 Amended and Restated Stock Incentive Plan. This option grant vests in equal monthly installments over a three-year period.

On May 19, 2010, the Company also announced that current Board member Cheryl L. Clarkson, who has served as a director since 2001, has decided not to stand for re-election at the Company’s 2010 Annual Meeting of Shareholders, and accordingly, her tenure as a director of the Company will end immediately prior to the Company’s  2010 Annual Meeting.  At that time, the Company will reduce the number of board seats back to seven.

The full text of the press release announcing Dr. Kramer’s election to the Board of Directors and Ms. Clarkson’s decision not to stand for re-election is attached as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date:	May 19, 2010	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer and Chief Financial
Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 19, 2010.